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                                                                   Exhibit 23.9


                         Coopers & Lybrand Letterhead


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Cornerstone Properties Inc. on Form S-3 of our report dated February 22, 1997, with respect to the Statement of Revenue and Certain Expenses of ten properties ("Property Acquisition") for the year ended December 31, 1996, included in the Current Report on Form 8-K Amendment No. 1 dated August 21, 1997.



                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.




Atlanta, Georgia
February 26, 1998